Exhibit 10.3
CONTRACT OF EMPLOYMENT
THIS AGREEMENT is made on the 13th October 2023 BETWEEN:
(1)    PRA Group (UK) Ltd
(2)    Richard Owen James, [REDACTED] (“the Employee”)
IT IS AGREED as follows:-

1.INTERPRETATION

1.1.    In this Agreement the following expressions have the following meanings:-

1.1.1.    “Board” means the Board of Directors from time to time of the Company or anyone any person or committee duly appointed by the Board of Directors as its representative for the purposes of this Agreement;

1.1.2.    “Employment” means the Employee’s employment under this Agreement;

1.1.3.    “Group” means the Company and the Company’s Associated Companies (which shall mean any holding company or any subsidiary of the Company or of such holding company as defined in Section 736 of the Companies Act 1985, as amended) from time to time;

1.1.4.    “Group Company” means a member of the Group and “Group Companies” will be interpreted accordingly;

1.1.5.    “Working Day” is any day of the week other than Saturday, Sunday and bank or public holidays;

1.1.6.    “Working Time Regulations” mean the Working Time Regulations 1998 as amended;

1.1.7.    “Termination Date” means the date of the termination of the Employment.

2.COMMENCEMENT OF EMPLOYMENT

2.1.    Your period of continuous service with the organisation commenced on 3rd December 2010. The Employment is continuous with the employee's previous employment by the Company.

3.JOB TITLE

3.1.    The Company shall employ the Employee and the Employee shall serve the Company as Global Investment Officer or in such other capacity as the Company may from time to time require.

3.2.    The Employee warrants that he has the legal right to work in the UK without any additional approvals and will notify the Company immediately if he ceases to be so entitled at any time during the Employment.

3.3.    The Employee warrants that they are not prevented from taking up the Employment or from performing their duties in accordance with the terms of this Agreement by any obligation or duty to any other party, whether contractual or otherwise.
4.PLACE OF WORK

4.1.    You will normally work remotely from your home address which is currently [REDACTED], unless the organisation reasonably requires you to attend the offices at 11th Floor, Riverside House, 2A Southwark Bridge Road, London, SE1 9HA or such other location within the United Kingdom. If there is a change to your home address you must let us know immediately. However, the Employee agrees that:-

4.1.1.    They may be required to work on a temporary or permanent basis, at any other place where the Company may be carrying out business from time to time;
4.1.2.    They may be required to travel abroad and or the UK in their role.
4.1.3.    The Company operates hybrid working, subject to business requirements. Hybrid working shall be considered, and operated, according to the rules and requirements set out in the Obligations of Remote Working Policy. We reserve the right to change, amend or remove hybrid working arrangements, at any time, subject to giving you reasonable notice of any such change.
4.1.4.    Your working pattern, and in particular the number of days you work at home and in the office, is subject to agreement with your line manager and may vary to accommodate the needs of the business from time to time.

Exhibit 10.3
4.1.5.    We also reserve the right to require employees to work from the office on particular days as the business requires (for example where required to attend a particular meeting). Where possible, we will endeavour to provide employees with notice of this requirement. However, we reserve the right to mandate this requirement with immediate effect as necessary.
4.1.6.    Whilst working from home, your work location will be the address specified by you in our system of record. It is your responsibility to maintain accurate and up to date information. Public locations such as coffee shops and public parks will not be acceptable locations for the purposes of working from home. Unless agreed otherwise, your home working location must be within reasonable commuting distance of your office-based place of work, as specified above.
4.1.7.    You confirm that you are not in breach of any covenant or agreement in doing work at your home.
4.1.8.    Both your normal office-based place of work, and your home, are normal places of work, and so you cannot claim expenses for travelling between your home and the normal office based place of work.
4.1.9.    The rules and requirements regarding hybrid working are available in the Obligations of Remote Working Policy available on the Company Intranet. Please refer to this policy for further guidance.

5.WORKING HOURS

5.1.    The Employee's normal working hours shall be 37.5 hours Monday to Friday, as determined by the Line Manager and such additional hours as are necessary for the proper performance of their duties. The Employee acknowledges that they shall not receive further remuneration in respect of such additional hours.

5.2.    In signing this contract the Employee acknowledges and accepts that they may need to work in excess of the relevant weekly hours limit under the Working Time Regulations (i.e. more than 48 hours a week on average during any 17 week reference period). The Employee may withdraw their consent at any time provided that they give not less than three months prior written notice to the Company.

6.TERM

6.1.    The organisation must give the Employee 12 months’ notice to terminate this Agreement and the Employee must give 12 months’ notice to terminate this Agreement.

6.2.    Notice should be given in writing to the Employee’s Line Manager.
7.SCOPE OF DUTIES

7.1.    During the Employment the Employee shall:-

7.1.1.    devote the whole of their time, attention and skill during his working hours to the performance of their duties;

7.1.2.    faithfully and diligently perform such duties and exercise such powers consistent with them as may from time to time be assigned to or vested in them by the Board and subject to such restrictions as the Board may from time to time impose;
7.1.3.    use best endeavours to promote and protect the interests of the Group and shall not do anything that is harmful to those interests;

7.1.4.    obey the reasonable and lawful directions of the Board and keep the Board at all times promptly and fully informed (in writing if so requested) of their conduct of the business of the Company and any Group Company; and

7.1.5.    comply with all the Company’s rules, regulations, policies and procedures from time to time in force.

7.2.    The Employee shall if and so long as the Company requires and without entitlement to any further remuneration than is provided for in this Agreement:-
7.2.1.    carry out duties on behalf of any Group Company as if they were duties to be performed by them on behalf of the Company hereunder; and

7.2.2.    act as a director or officer of any Group Company or hold any other appointment of office as nominee or representative of the Company or any Group Company.

7.3.    Subject to prior consultation with the Employee, the Company may at its sole discretion transfer this Agreement to any Group Company at any time.
8.INTERESTS OF THE EMPLOYEE

Exhibit 10.3
8.1.    During the Employment the Employee will not be directly or indirectly engaged or concerned in the conduct of any other business or activity without the written consent of the CEO - Europe and specifically not with a business which is similar to or competes with any activity carried on by any Group Company (except as a representative of the Company or with the written consent of the Board).
8.2.    The Employee may not hold or be interested in investments which amount to more than one per cent of the issued investments of any class of any one company whether or not those investments are listed or quoted on any recognised Stock Exchange or dealt in on the Alternative Investments Market.

9.SALARY AND BONUS SCHEME

9.1.    The Employee will be paid a salary of £311,300 GBP gross per annum effective 1st June 2023, (the "Salary"), payable by equal monthly instalments in arrears by direct bank credit transfer on the 28th of each month. Salaries will be reviewed on an annual basis, at the discretion of the Company.
9.2.    The Employee will be eligible to participate in the relevant PRA Group (UK) Ltd annual bonus program in operation from time to time. Bonus payments are entirely discretionary, and are based on Company and individual performance.

9.3.    The employee shall be eligible to participate in employee share or bonus schemes established by the organisation or any group company from time to time. Any such right to participate is subject to the rules of the relevant scheme and at the discretion of the Board.
9.4.    To qualify for payment of a bonus, the Employee must still be employed and not under notice of termination of employment (for any reason) as at the date the bonus is paid.

10.LIFE INSURANCE AND CRITICAL ILLNESS

The Company shall continue to provide and pay for life insurance and critical illness cover for the Employee. Currently this provides for life cover to a level of 4 times annual salary. The provider of these benefits, and the terms of the schemes (including the basis of cover and the scale or level of benefit) can be amended at the discretion of the Company.

11.PRIVATE HEALTH INSURANCE

The Company shall cover the cost of membership for the Employee and their spouse and dependent children of the Company’s private health scheme. The provider of these benefits, and the terms of the schemes (including the basis of cover and the scale or level of benefit) can be amended at the discretion of the Company. Further details relating to this can be found in the relevant scheme booklets.
12.PENSION

The Employee will be enrolled into the relevant Company pension scheme. Contributions will be 7.5% of gross annual salary. Further information can be found in the relevant scheme booklets.

13.EXPENSES

The Employee will be reimbursed with all reasonable out of pocket expenses wholly, exclusively and necessarily incurred on the
Company’s business in the performance of their duties under this Agreement and in line with the relevant policy at that point in time.
14.DEDUCTIONS

For the purposes of the Employment Rights Act 1996, sections 13-27, in signing this Agreement the Employee hereby authorises the Company to deduct from their salary and/or any other sums due under this Agreement (including holiday pay and pay in lieu of notice) any sums due from them to the Company or any Group Company including, without limitation, the Employee’s pension contributions (if any), any overpayments, wrongful claims for expenses, loans and/or advances made to him by the Company.
15.HOLIDAYS

15.1.    The holiday year runs from 1 January to 31 December. The Employee is entitled to holiday of 30 working days per annum in addition to bank and public holidays. Further information can be found in the Company’s Annual Leave policy.

15.2.    The Employee is encouraged to take full holiday entitlement and may only carry forward 5 days of unused holiday entitlement into the following holiday year.
15.3.    If on termination of the Employment the Employee has taken more holiday than their accrued holiday entitlement, the Company shall be entitled to deduct the excess holiday pay from any payments due to the Employee.

16.SICKNESS ABSENCE

Exhibit 10.3

16.1.    Subject to compliance with the above notification and certification requirements, if the Employee is absent from work on account of sickness or injury the organisation shall continue to pay the Employee’s Basic Salary during any period of absence on medical grounds up to a maximum of 26 weeks in any 12 months (Company Sick Pay), provided that the Employee complies in full with any of the requirements set out in clauses 17.3 and 17.4 below. Thereafter the Employee will only be entitled to such salary and benefits, if any, as the Board shall in its absolute discretion from time to time allow.

16.2.    If the Employee shall be prevented from illness, accident, injury or other incapacity from properly performing the duties hereunder, the Employee shall report this fact forthwith to his Line Manager and complete a self-certification form, covering any period of sickness or incapacity lasting up to and including six days (including weekends). If the employee is so prevented for 7 or more consecutive days the Employee shall supply the organisation as soon as practicable with medical certificates covering any period of sickness or incapacity exceeding seen days (including weekends) and weekly thereafter in respect of any confirmed absence.
16.3.    The Company places importance on employees being fit for work and reserves the right to require the Employee to undergo a medical examination at any time (at the Company’s expense) by a doctor(s) appointed by the Company Further information relating to sickness absence, can be found in the Company’s Sickness Absence policy.

17.INVENTIONS

17.1.    The Employee agrees that they have a special obligation to further the interests of the Company and its Group Companies with respect to any invention created or discovered (or in the creation or discovery of which they have participated) in the course of the employment.

17.2.    The Employee must disclose immediately, and promptly give full details, to the Company any discovery or invention or secret process or improvement in procedure made or discovered by the Employee during their Employment in connection with or in any way affecting or relating to the business of the Company or any Group Company or capable of being used or adapted for use in connection with any such company (“Inventions”), which Inventions will belong to and be the absolute property of the Company or such other person, firm, company or organisation as the Company may require.

17.3.    If requested by the Board (whether during or after the termination of employment) the Employee will at the expense of the Company:-
17.3.1.    give and supply all such information, data, drawings and assistance as may be necessary to enable the Company to exploit any such Inventions to the best advantage; and

17.3.2.    execute all documents and do all things as the Company may decide is necessary or desirable for obtaining patent or other protection for the Inventions in such parts of the world as may be specified by the Company and for vesting the same in the Company or as it may direct; and

17.3.3.    sign, execute or do any such instrument or thing and generally use his name for the purpose of giving to the Company (or its nominee) all right and title to interest in all Inventions in the Company absolutely and as sole beneficial owner or in such other person, firm, company or organisation as the Company may require to give it, or any Group Company, the full benefit of the provisions of this clause; and

17.3.4.    both during and after termination of his employment at the Company’s expense anywhere in the world and at any time promptly do everything (including executing documents) that may be required by the Board to defend or protect for the benefit of the Company or any Group Company all Inventions and the right and title of the Company or any Group Company to them.
17.4.    The Employee hereby irrevocably authorises the Company to appoint a person to execute any documents and to do everything necessary to affect their obligations under this clause on their behalf.

17.5.    The provisions of this clause are without prejudice to the provisions of the Patents Act 1977.
18.OTHER INTELLECTUAL PROPERTY

18.1.    The entire copyright and all similar rights (including future copyright, the right to register trade marks or service marks and the right to register designs and design rights throughout the world in works of any description produced, originated and conceived, written or made by the Employee alone or with others in the course of or in connection with their employment) (“Works”) will vest in and belong to the Company absolutely throughout the world for the full periods of protection available in law throughout the world including all renewals and extensions.
18.2.    Without prejudice to clause 17, the Employee hereby assigns to the Company by way of future assignment the entire copyright and/or similar rights in all Works.

Exhibit 10.3
18.3.    The Employee will (both during and after termination of their employment) at the Company’s request and expense anywhere in the world and at any time promptly disclose to the Company all Works and will do everything (including executing documents) that may be required by the Board to register, assure, defend or protect the rights of the Company in all Works.
18.4.    The Employee hereby irrevocably authorises the Company to appoint a person to execute any documents and to do everything necessary to effect the obligations of the Employee under this clause on the Employee’s behalf.

18.5.    For the purpose of clause 17 and this clause, the Employee hereby irrevocably and unconditionally waives in favour of the Company the moral rights conferred on them by Chapter IV Part 1 of the Copyright Designs and Patents Act 1988 in respect of any Inventions or Works in which the copyright is vested in the Company under clause 17, this clause or otherwise.
19.CONFIDENTIAL INFORMATION

19.1.    The Employee acknowledge that in the course of their employment they may have access to the Company’s confidential Information; being information whether or not recorded in documentary form, or stored on any magnetic or optical disk or memory, relating to the business affairs and finances of the Company or any Group Company for the time being confidential to the Company or any Group Company, and trade secrets including, without limitation, technical data and know-how relating to the business of the Company or any Group Company, or any business contacts, including but not limited to; business plans, proposals relating to the acquisition or disposal of a company or business or proposed expansion or contraction of activities, business opportunities, secret processes, trade secrets, product or services development and formulae, know-how, inventions, business statistics and forecasts, marketing strategies and plans, costs, profit and loss and other financial information prices and discount structures and the names, addresses and contact and other details of employees and their terms of employment; customers and potential customers, their requirements and their terms of business with the Company; and suppliers and potential suppliers and their terms of business (“Confidential Information”). The Employee therefore agrees to accept the restrictions in this clause.

19.2.    The Employee shall not (except in the proper course of their duties), either during the Employment or at any time after its termination (however arising), use or disclose to any person, company or other organisation whatsoever, any Confidential Information. This shall not apply to:

19.2.1.    any use or disclosure authorised by the Board of Directors

19.2.2.    any disclosure required by law;
19.2.3.        any information which is already in, or comes into, the public domain other than through the Employee's unauthorised disclosure; or

19.2.4.    any protected disclosure within the meaning of section 43A of the Employment Rights Act 1996.
20.POST-TERMINATION RESTRICTIVE COVENANTS

20.1.    In this clause:-

20.1.1.    “Prospective Customer” means any person, firm, company or other organisation whatsoever to whom the Company has offered to supply goods or services, or to whom the Company has provided details of the terms on which it would or might be willing to supply goods or services, or with whom the Company has had any negotiations or discussions regarding the possible supply of goods or services and with whom in each case the Employee has had personal contact or dealings to a material extent on behalf of the Company during 12 months immediately preceding the Termination Date;
20.1.2.    “Restricted Business” means those of the businesses of the Company and the Group Companies at the Termination Date with which the Employee was involved to a material extent during the period of 12 months ending on the Termination Date;

20.1.3.    “Restricted Customer” means any firm, company or other person who, during the period of 12 months ending on the Termination Date, was a customer of or in the habit of dealing with the Company or any Group Company and with whom the Employee had material contact during the period of 12 months ending on the Termination Date; and
20.1.4.    “Restricted Employee” means any person who, at the Termination Date, either:-
20.1.4.1.    was employed by the Company or any Group Company at a level at least equal to the Employee and was a person with whom the Employee had material contact; or

20.1.4.2.    was employed by the Company or any Group Company and reported to the Employee directly or indirectly at any time during the 12 months prior to the Termination Date;

20.2.    The Employee will not, for a period of 6 months after the Termination Date:-

Exhibit 10.3

20.2.1.    solicit or assist in soliciting or endeavour to entice away from the Company or any Group Company the business or custom of a Restricted Customer with a view to providing goods or services to that Restricted Customer in competition with any Restricted Business;
20.2.2.    accept or facilitate the acceptance of, or deal with the custom or business of any Restricted Customer with a view to providing goods or services to that Restricted Customer in competition with any Restricted Business;

20.2.3.    offer employment to or otherwise endeavour to entice away from the Company or any Group Company any Restricted Employee;
20.2.4.    solicit or assist in soliciting the custom or business of any Prospective Customer with a view to providing goods or services to that Prospective Customer in competition with any Restricted Business;

20.2.5.    accept or facilitate the acceptance of, or deal with, in competition with the Company or any Group Company the custom or business of any Prospective Customer with a view of providing goods or services to that Prospective Customer in competition with any Restricted Business;
20.2.6.    subject to clause 20.10.2 below, in competition with the business of the Company or any Group Company be employed or engaged in or perform services the same as or competitive with the Restricted Business Provided that for the avoidance of doubt the restrictions in this clause 20.2.6 shall not prevent the Employee from being:
20.2.6.1.    engaged or concerned in any business concern insofar as the Employee's duties or work shall relate solely to geographical areas where the business concern is not in competition with any Restricted Business; or

20.2.6.2.    engaged or concerned in any business concern, provided that the Employee's duties or work shall relate solely to services or activities of a kind with which the Employee was not concerned to a material extent in the 12 months before the Termination Date.

20.3.    Nothing in this clause shall prohibit the Employee seeking or procuring custom or doing business not related to the Restricted Business.

20.4.    If the Company exercises its right to suspend the Employee’s duties and powers during any period after notice of termination of the Employment has been given by the Company or the Employee, the aggregate of the period of suspension and the period after the Termination Date for which the covenants in this clause shall apply shall not exceed 6 months and, if the aggregate of the two periods would exceed 6 months, the period after the Termination Date for which the covenants in this clause shall apply shall be reduced accordingly.
20.5.    The obligations imposed on the Employee by this clause extend to them acting not only on their own account but also on behalf of any other firm, company or other person and shall apply whether the Employee acts directly or indirectly. For the avoidance of doubt the obligations imposed on the Employee by this clause shall not apply in respect of any activities as the Board may agree in writing with the Employee.

20.6.    The Employee understands and acknowledges that due to their position in the Company and any Group Company they will have access to Confidential Information vital to the continued success of the Company and any Group Company, together with influence over and connection with the Company’s and/or any Group Company’s customers, prospective customers and employees. They therefore agree that the provisions of this clause are reasonable in their application to the Employee and necessary, but not more than sufficient, to protect the legitimate interests of the Company and any Group Company.
20.7.    The undertakings contained in this clause shall be directly enforceable by the Company or any Group Company enjoying the benefit thereof and the Company may also enforce the same for the benefit of any Group Company as well as for its own benefit.
20.8.    Each of the covenants and obligations on the Employee’s part contained in each part of this clause shall be deemed to be separate and severable and enforceable by the Company accordingly. In the event that any of the restrictions shall be held void but would be valid if part of the wording thereof was deleted, such restriction shall apply with such deletion as may be necessary to make it valid and effective.
20.9.    Where this clause refers to the Group Company the said clauses will with respect to each Group Company constitute a separate and distinct covenant and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the remaining covenants in favour of the Company or any Group Company provided always that this clause shall only apply to those Group Companies to whom the Employee has given his services, or with whom he was concerned, in the 6 months immediately preceding the Termination Date.

20.10.    If the Employee receives an offer to be involved in a business concern in any capacity (and whether as agent, consultant, director, employee, owner, partner, shareholder or in any other capacity) during his employment pursuant to this Agreement, or before the expiry of the last of the covenants in this clause 20:-

Exhibit 10.3
20.10.1.    the Employee shall give the person making the offer a copy of this clause 20 and shall tell the Company the identity of that person as soon as possible;

20.10.2.    if the Employee would be prevented from accepting such offer by virtue of clause 20.2.6 above ("the Non-Compete Clause") then the Company shall notify the Employee whether it wishes to enforce the Non-Compete Clause and if it does then the Company shall be required to pay the Employee a sum representing the Salary payable as at the Termination Date for the period from the date on which the Company gives notice to the Employee pursuant to this clause 20.10.2 (or the date upon which the Employee would otherwise have started such new employment or engagement if later) until the date upon which the Non Compete Clause would have otherwise expired, such payment to be paid in monthly instalments on the normal date for salary payments, and shall be subject to deductions for tax and national insurance required by law. If the Company elects not to enforce the Non-Compete Clause then the Employee shall be released from the provisions of the Non-Compete Clause and for the avoidance of doubt the Employee shall not be entitled to any payment pursuant to this clause 20.10.2 but the remaining restrictions contained at clauses 20.2.1 to
20.2.5 above shall continue in full force and effect.

21.TERMINATION

21.1.    The Company will have the right in its sole and absolute discretion to terminate the Employee’s employment by making a payment in lieu of notice equivalent to the Salary the Employee would have received over the notice period but excluding any allowance for any benefits, bonus or commission on the following terms:-
21.1.1.    the payment shall be subject to deductions for income tax and national insurance contributions;
21.1.1.1.    the Employee has no right to a payment in lieu of notice.

21.2.    The notice period is subject to the Company’s right to dismiss the Employee with immediate effect by giving written notice if he:-
21.2.1.    fails to perform duties to a standard satisfactory to the Board, after having received a written warning from the Company relating to the same;

21.2.2.    commits an act of gross misconduct or any serious breach or repeated or continued (after warning) material breach of his obligations under this Agreement;

21.2.3.    fails to maintain or becomes disqualified from maintaining registration with any regulatory body, membership of which is reasonably required by the Company for the Employee to carry out his duties;
21.2.4.    the Employee is guilty of conduct set out in the Company’s dismissal and disciplinary procedures which warrants dismissal without notice or is guilty of conduct which in the reasonable opinion of the Board is likely to bring himself or the Company or any Group Company into disrepute;
21.2.5.    commits any act of negligence, neglect of duty which is serious or mismanages the business of the Company or any Group Company or does any act which causes the Company to lose trust and confidence;
21.2.6.    commits a serious breach of any rules issued by the Company relating to the use of information technology, computer systems, email and the internet;
21.2.7.    is declared bankrupt or otherwise enters into any arrangement with his creditors or has an interim order made against him under the Insolvency Act 1986 or has compounded with or makes any arrangement with his creditors generally;

21.2.8.    is disqualified from being a company director of the Company or any Group Company by reason of any order made under the Company Directors Disqualification Act 1986 or any other enactment;
21.2.9.    is convicted of any criminal offence, and in the case of a motoring offence, this results in disqualification or imprisonment;

21.2.10.    becomes of unsound mind or a patient within any statute relating to mental health;
21.2.11.    is persistently absent from work and does not perform the duties of the Employment for a period of 180 days in any 12 months;

21.2.12.    refuses (without reasonable cause) to accept the novation by the Company of this Agreement, or an offer of employment on terms no less favourable to him that the terms of this Agreement, by a company which, as a result of re- organisation, amalgamation or reconstruction of the Company, acquires or agrees to acquire not less than 90% of the issued equity of share capital of the Company.

21.3.    The Employee will have no claim for damages or any other remedy against the Company if the Employment is terminated for any of the reasons set out in this clause.

Exhibit 10.3
22.DISMISSAL, DISCIPLINARY AND GRIEVANCE PROCEDURES

Details of the Company’s dismissal, disciplinary and grievance procedures are set out in the relevant Company policies, which are available on the Intranet.

23.Company and Client Property

24.1    All property in your possession, custody or control belonging to us including (but not limited to) keys, company credit card, security and computer passes and passwords, computer hardware and/or equipment, mobile or smart telephones and accessories, and all other documents and records (whether paper, in electronic, digital or other media format) including correspondence, lists of clients or customers, notes, memoranda, plans and other documents and records of any nature (along with all copies) made or compiled or acquired by you in consequence of (or conclusion of) your employment shall:

a)    be and remain the property of the Company or the relevant client;
b)    on termination of your employment (for whatever reason) or at any time on request you must return to us all company property no later than the date specified by us;
c)    agree that failure to return the company property will entitle the company to withhold the whole or any part of any wages due from the employer to you up to the current market value of the unreturned property ie based on the value of the property at the time it is not returned.
d)    reserve the right to take legal action to the extent that any outstanding wages withheld do not cover the current market value of the property not returned.
24.GARDEN LEAVE

24.1.    If either party gives notice to terminate the Employment the Company may require the Employee to comply with any or all of the provisions below for all or part of the period of notice (“the Garden Leave Period”).

24.2.    The Employee will not, without prior written consent of the Board, be employed or otherwise engaged in the conduct of any activity, whether or not of a business nature during the Garden Leave Period. Further, the Employee will not, unless requested by the Company:-
24.2.1.    enter or attend the premises of the Company or any other Group Company; or

24.2.2.    contact or have any communication with any customer or client of the Company or any other Group Company in relation to the business of the Company or any other Group Company; or

24.2.3.    contact or have any communication with any employee, officer, director, agent or consultant of the Company or any other Group Company in relation to the business of the Company or any other Group Company; or

24.2.4.    remain or become involved in any aspect of the business of the Company or any other Group Company except as required by such companies.
24.3.    The Company may require the Employee:-

24.3.1.    to comply with the provisions of clause 0; and
24.3.2.    to immediately resign from any directorship which they hold in the Company, any other Group Company or any other company where such directorship is held as a consequence or requirement of the Employment, unless they are required to perform duties to which any such directorship relates, in which case they may retain such directorships while those duties are ongoing. The Employee hereby irrevocably appoints the Company to be their attorney to execute any instrument and do anything in his name and on his behalf to effect his resignation if he fails to do so in accordance with this clause.

24.4.    During the Garden Leave Period, the Employee will be entitled to receive their salary and all contractual benefits in accordance with the terms of this Agreement. Any unused holiday accrued at the commencement of the Garden Leave Period and any holiday accrued during any such period will be deemed to be taken by the Employee during the Garden Leave Period.

24.5.    At the end of the Garden Leave Period, the Company may, at its sole and absolute discretion, pay the Employee salary alone in lieu of the balance of any period of notice given by the Company or the Employee (less any deductions the Company is required by law to make).
24.6.    All the duties of the Employment (whether express or implied), including without limitation the Employee’s duties of fidelity, good faith and exclusive service, shall continue throughout the Garden Leave Period save as expressly varied by this clause.

Exhibit 10.3
25.DIRECTORSHIPS

25.1.    The Employee agrees that upon the termination of employment for whatever reason they will resign all Company directorships in the Company or any Group company and will sign all necessary forms for such purpose.

25.2.    If the Employee does not resign as an officer of the Company or any Group Company, having been requested to do so in accordance with this clause the Company will be appointed as their attorney to effect their resignation. By entering into this Agreement, the Employee irrevocably appoints the Company as their attorney to act on their behalf to execute any document or do anything in their name necessary to effect their resignation in accordance with this clause. If there is any doubt as to whether such a document (or other thing) has been carried out within the authority conferred by this clause, a certificate in writing (signed by any director or other secretary of the Company) will be sufficient to prove that the act or thing falls within that authority.

25.3.    The termination of any directorship or other office held by the Employee will not terminate the Employee’s employment or amount to a breach of terms of this agreement by the Company.
25.4.    During the Employment the Employee will not do anything which could cause them to be disqualified from continuing to act as a director of any Group Company. The Employee must not resign their office as a director of any Group Company without the Agreement of the Company.

26.DATA PROTECTION

26.1.    The Employee confirms that he has read and understood the Company's data protection policy, a copy of which is on the intranet. The Company may change its data protection policy at any time and will notify employees of any changes.
26.2.    The Employee shall comply with the data protection policy when processing personal data in the course of employment including personal data relating to any employee, customer, client, supplier or agent of the Company or any Group Company.

26.3.    The Employee confirms that he has read and understood the Company's employee fair processing notice (“Fair Processing Notice”), a copy of which is on the intranet. The Company may change the Fair Processing Notice at any time and will notify employees of any changes.
26.4.    The Company confirms it will process your personal data in accordance with the Fair Processing Notice and this agreement. In the case of conflict, the Fair Processing Notice will prevail.

26.5.    The Employee agrees that the Company or any Group Company is entitled to process personal data (as defined in the Data Protection Act 1998) relating to him for legal, personnel, administrative, management and other purposes ancillary thereto. The Employee consents to the processing of any sensitive personal data (as defined in the Data Protection Act 1998) relating to him, including, as appropriate:

26.5.1.    information about his physical or mental health or condition in order to monitor sick leave and take decisions as to your fitness for work;
26.5.2.    The Employee's racial or ethnic origin or religious or similar information in order to monitor compliance with equal opportunities legislation;

26.5.3.    In order to comply with legal requirements and obligations to third parties.

26.6.    The Employee consents to the transfer of such personal and sensitive personal data to any Group Company and the Company's or any Group Company's business contacts outside the European Economic Area, including but not limited to Workday Inc and Cornerstone onDemand Inc, for the aforementioned purposes and those contained within the Fair Processing Notice, even where the country or territory in question does not maintain adequate data protection standards, including the United States of America.

26.7.    The Company may make such information available to any Group Company, those who provide products or services to the Company or any Group Company (including but not limited to advisers and payroll administrators), regulatory authorities, potential purchasers of the Company or the business in which the Employee works, and as may be required by law.
27.MONITORING

The Employee’s use of Company facilities such as e-mail, the internet, photocopying and telephones may also be monitored and/or recorded, where applicable, in accordance with lawful business practice from time to time. Disciplinary action, up to and including summary dismissal, may be taken where there has been inappropriate use of the Company’s facilities.

Exhibit 10.3
28.COLLECTIVE AGREEMENTS

The Company is not a party to any Collective Agreements that affect the Employee’s employment.
29.GOVERNING LAW

This Agreement shall be governed by and construed by the laws of England and each of the parties hereto shall submit to the jurisdiction of the Courts of England.
30.CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

To the extent permitted by law, no person other than the parties to this Agreement and the Group Companies shall have the right to enforce any term of this Agreement under the Contracts (Rights of Third Parties) Act 1999. For the avoidance of doubt, save as expressly provided in this clause the application of the Contracts (Rights of third Parties) Act 1999 is specifically excluded from this Agreement, although this does not affect any other right or remedy of any third party which exists or is available other than under this Act.

31.WHOLE AGREEMENT

31.1.    This Agreement supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in it. Together they contain the whole agreement between the parties relating to the Employment at the date the Agreement was entered into (except for those terms implied by law which cannot be excluded by the agreement of the parties). The Employee acknowledges that they have not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it. The Employee agrees and acknowledges that their rights and remedies in relation to any representation, warranty or undertaking made or given in connection with this Agreement (unless such representation, warranty or undertaking was made fraudulently) will be for breach of the terms of the Agreement, to the exclusion of all other rights and remedies (including those in tort or arising under statute).

31.2.    Neither parties’ rights or powers under this Agreement will be affected if:-

31.2.1.    one party delays in enforcing any provision of this Agreement; or

31.2.2.    one party grants time to the other party.
31.3.    If either party agrees to waive their rights under a provision of this Agreement, that waiver will only be effective if it is in writing and is signed by him. A party’s agreement to waive any breach of any term or condition of this Agreement will not be regarded as a waiver of any subsequent breach of the same term or condition or a different term or condition.
32.MISCELLANEOUS

32.1.    This Agreement may only be modified by the written agreement of the parties.
32.2.    The Employee cannot assign this Agreement to anyone else.

32.3.    References in this Agreement to rules, regulations, policies, handbooks or other similar documents which supplement it, are referred to in it or describe any pensions or other benefits arrangement are references to the versions or forms of the relevant documents as amended or updated from time to time.

32.4.    All offers of employment are conditional and are subject to the candidate successfully meeting the Company’s Background Screening requirements. Please note that contracts will be retracted or terminated if the Background Screening requirements are not satisfied.

This document has been executed as a deed on the date stated at the beginning of it. SIGNED AS A DEED by Ashley Stump for
THE COMPANY under a power of attorney dated 13th October 2023

Signed on Behalf of PRA Group /s/ Ashley Stump

In the presence of: Nicole Sturgeon
Witness Signature:        /s/ Nicole Sturgeon
Name: (please print)    Nicole Sturgeon
Address:            [REDACTED}
Occupation:        Lead HR Business Partner

Exhibit 10.3

This document has been executed as a deed on the date stated at the beginning of it. SIGNED AS A DEED by Richard Owen James :-
THE EMPLOYEE

Signature of Employee /s/ Richard Owen James

In the presence of: Nicole Sturgeon
Witness Signature:        /s/ Nicole Sturgeon
Name: (please print)    Nicole Sturgeon
Address:            [REDACTED]
Occupation:        Lead HR Business Partner